FOR IMMEDIATE RELEASE

Prologis Reports Second Quarter 2021 Earnings Results

SAN FRANCISCO (July [19], 2021) – Prologis, Inc. (NYSE: PLD), the global leader in logistics real estate, today reported results for the second quarter of 2021.

Net earnings per diluted share was $0.81 for the quarter compared with $0.54 for the second quarter of 2020. Core funds from operations (Core FFO)* per diluted share was $1.01 for the quarter compared with $1.11 for the same period in 2020. The second quarter of 2021 included no net promote income, while the same period in 2020 had $0.23 of net promote income.

“Our exceptional quarter reflects the quality of our global portfolio, deep customer relationships and strong execution by the team,” said Hamid R. Moghadam, chairman and CEO, Prologis. “Demand for logistics space is robust and diverse, and operating conditions remain the healthiest in our 38-year history. Vacancies in our markets are at all-time lows, contributing to record rent growth and valuation increases.”

OPERATING PERFORMANCE

Owned & Managed	2Q21	Notes
Average Occupancy	96.0%	Up 60bps from Q1 2021, 97.2% leased as of June 30, 2021
Leases Commenced	49.0MSF	44.9MSF operating portfolio and 4.1MSF development portfolio
Retention	70.8%	In-line with company strategy to deliver high rent change

Prologis Share	2Q21	Notes
Net Effective Rent Change	31.5%
Cash Rent Change	15.5%
Cash Same Store NOI*	5.8%	US at 5.6%; Intl. at 6.6%

DEPLOYMENT ACTIVITY

Prologis Share	2Q21
Building Acquisitions	$128M
Weighted avg stabilized cap rate	4.0%
Development Stabilizations	$687M
Estimated weighted avg yield	6.0%
Estimated weighted avg margin	38.8%
Estimated value creation	$267M
% Build-to-suit	46.3%
Development Starts	$610M
Estimated weighted avg yield	5.6%
Estimated weighted avg margin	32.1%
Estimated value creation	$196M
% Build-to-suit	12.5%
Total Dispositions and Contributions	$1,121M
Weighted avg stabilized cap rate (excluding land and other real estate)	4.6%

BALANCE SHEET & LIQUIDITY

During the second quarter, Prologis and its co-investment ventures issued $3.8 billion of debt, including $766 million of senior notes issued at a weighted average interest rate of 1.08% percent and a weighted average term of approximately 14.5 years. This activity includes $658 million in green bond raises.

At June 30, 2021, debt as a percentage of total market capitalization was 17.4 percent, and the company’s weighted average interest rate on its share of total debt was 1.8 percent with a weighted average term of 10.7 years. The combined investment capacity of Prologis and its open-ended ventures, at levels in line with their current ratings, is approximately $14 billion.

2021 GUIDANCE

“We increased our guidance again across the board and now expect year-over-year Core FFO growth at the midpoint, excluding promotes, of 12.8 percent and free cash flow after dividends of approximately $1.3 billion,” said Thomas S. Olinger, chief financial officer, Prologis. “Our outlook is equally promising, supported by our in-place-to-market spread of nearly 17 percent; a land portfolio with a build-out potential of about $18 billion; and an industry-leading balance sheet.”

2021 GUIDANCE1

Earnings (per diluted share)                                                Previous                           Revised                       Change at M.P.

Net Earnings	$2.80 to $2.90	$3.08 to $3.14	9.1%
Core FFO*	$3.96 to $4.02	$4.04 to $4.08	1.8%
Core FFO, excluding net promote income*	$3.98 to $4.04	$4.02 to $4.06	0.7%

Operations

Average occupancy	96.25% to 96.75%	96.25% to 96.75%	-
Cash Same Store NOI* - PLD share	4.5% to 5.0%	5.25% to 5.75%	75bps

Strategic Capital (in millions)

Strategic capital revenue, excl promote revenue	$450 to $460	$465 to $475	3.3%
Net promote income	($16)	$15	$31

G&A (in millions)

General & administrative expenses	$295 to $305	$295 to $305	-

Capital Deployment – Prologis Share (in millions)         Previous                           Revised                       Change at M.P.

Development stabilizations	$2,000 to $2,200	$2,200 to $2,400	9.5%
Development starts	$2,750 to $3,050	$3,050 to $3,350	10.3%
Building acquisitions	$600 to $800	$700 to $900	14.3%
Building contributions	$1,650 to $1,950	$1,850 to $2,150	11.1%
Building and land dispositions	$1,600 to $1,900	$2,050 to $2,350	25.7%
Net proceeds (Uses)	$0 to ($100)	$150 to $250	$250
Realized development gains	$700 to $800	$775 to $825	6.7%

1.	At the midpoint, this includes approximately 10 basis points of bad debt expense.
*	This is a non-GAAP financial measure. See the Notes and Definitions in our supplemental information for further explanation and a reconciliation to the most directly comparable GAAP measure.

The earnings guidance described above includes potential gains recognized from real estate transactions but excludes any future or potential foreign currency or derivative gains or losses as our guidance assumes constant foreign currency rates. In reconciling from net earnings to Core FFO*, Prologis makes certain adjustments, including but not limited to real estate depreciation and amortization expense, gains (losses) recognized from real estate transactions and early extinguishment of debt, impairment charges, deferred taxes and unrealized gains or losses on foreign currency or derivative activity. The difference between the company's Core FFO* and net earnings guidance for 2021 relates predominantly to these items. Please refer to our second quarter Supplemental Information, which is available on our Investor Relations website at https://ir.prologis.com and on the SEC’s website at www.sec.gov for a definition of Core FFO* and other non-GAAP measures used by Prologis, along with reconciliations of these items to the closest GAAP measure for our results and guidance.

July 19, 2021, CALL DETAILS
The call will take place on Monday, July 19, 2021, at 9:00 a.m. PT/12:00 p.m. ET. To access a live broadcast of the call, please dial +1 (833) 968-2252 (toll-free from the United States and Canada) or +1 (778) 560-2807 (from all other countries) and enter conference code 2095953. A live webcast can be accessed from the Investor Relations section of www.prologis.com.

ABOUT PROLOGIS
Prologis, Inc. is the global leader in logistics real estate with a focus on high-barrier, high-growth markets. As of June 30, 2021, the company owned or had investments in, on a wholly owned basis or through co-investment ventures, properties and development projects expected to total approximately 995 million square feet (92 million square meters) in 19 countries. Prologis leases modern logistics facilities to a diverse base of approximately 5,500 customers principally across two major categories: business-to-business and retail/online fulfillment.

FORWARD-LOOKING STATEMENTS

The statements in this document that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate as well as management's beliefs and assumptions. Such statements involve uncertainties that could significantly impact our financial results. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," and "estimates," including variations of such words and similar expressions, are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity, contribution and disposition activity, general conditions in the geographic areas where we operate, our debt, capital structure and financial position, our ability to form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic and political climates; (ii) changes in global financial markets, interest rates and foreign currency exchange rates; (iii) increased or unanticipated competition for our properties; (iv) risks associated with acquisitions, dispositions and development of properties; (v) maintenance of real estate investment trust status, tax structuring and changes in income tax laws and rates; (vi) availability of financing and capital, the levels of debt that we maintain and our credit ratings; (vii) risks related to our investments in our co-investment ventures, including our ability to establish new co-investment ventures; (viii) risks of doing business internationally, including currency risks; (ix) environmental uncertainties, including risks of natural disasters; (x) risks related to the current coronavirus pandemic; and (xi) those additional factors discussed in reports filed with the Securities and Exchange Commission by us under the heading "Risk Factors." We undertake no duty to update any forward-looking statements appearing in this document except as may be required by law.

CONTACTS

Investors: Tracy Ward, +1 415 733 9565, tward@prologis.com, San Francisco

Media: Jennifer Nelson, +1 415 733 9409, jnelson2@prologis.com, San Francisco

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